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FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2002

CENTERPOINT PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-12630 (Commission File Number)	36-3910279 (IRS Employer Identification No.)

1808 Swift Drive, Oak Brook, Illinois 60523
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
 (630) 586-8000

Not applicable
(Former name or address, if changed since last report)

Item 7: Financial Statements and Exhibits.

  (a)
  Not applicable.

  (b)
  Not applicable.

  (c)
  Exhibits

Item	Exhibit Index
1.1
Distribution Agreement, dated as of August 20, 2002, by and among CenterPoint Properties Trust, Banc of America Securities LLC, Banc One Capital Markets, Inc., Goldman, Sachs & Co. and Lehman Brothers Inc.
4.1	Third Supplemental Indenture, dated as of August 20, 2002, by and between CenterPoint Properties Trust and U.S. Bank Trust National Association.
5.1	Opinion Letter of Ballard Spahr Andrews & Ingersoll, LLP regarding the validity of the securities being registered.
12.1	CenterPoint Properties Trust Computation of Ratio of Earnings to Fixed Charges.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2002	CENTERPOINT PROPERTIES TRUST
	By:	/s/ PAUL S. FISHER Paul S. Fisher Executive Vice President and Chief Financial Officer

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  Item 7: Financial Statements and Exhibits.
SIGNATURES